UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2018

______________

ADVANCE AUTO PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  Resignation of Director

On August 13, 2018, Advance Auto Parts, Inc. (the “Company”), announced that Reuben E. Slone, who has served as an independent member of the Company’s Board of Directors (the “Board”) since March 2016, has been named to serve as the Company’s Executive Vice President, Supply Chain, effective October 3, 2018.  In conjunction with that appointment, Mr. Slone tendered his resignation as a member of the Audit Committee of the Board effective as of August 7, 2018, and as a member of the Board, effective October 3, 2018.  As a result, the Company’s Board has made a determination that Mr. Slone should no longer be deemed independent and appointed John F. Ferraro, an independent member of the Company’s Board, to serve as a member of the Audit Committee, effective August 7, 2018.

Mr. Slone’s resignation is not the result of any disagreement regarding the Company’s operations, financial reporting or accounting policies, procedures, estimates or judgments.

 (c) Appointment of Principal Financial Officer

On August 13, 2018, the Company announced that Jeffrey W. Shepherd has been appointed by the Company’s Board to serve as the Company’s Executive Vice President, Chief Financial Officer, Controller and Chief Accounting Officer (Principal Accounting Officer), effective August 12, 2018.  Mr. Shepherd, 46, has served as the Company’s Senior Vice President, Controller and Chief Accounting Officer since March 2017 and assumed the additional role of Interim Chief Financial Officer on April 13, 2018.

Employment Agreement

In connection with his appointment, Mr. Shepherd and the Company have agreed to a compensation arrangement, which has been approved by the Compensation Committee of the Board (“Committee”). Pursuant to the compensation arrangement, Mr. Shepherd’s annual base salary will be increased to $525,000, and he is eligible to participate in the Company's annual incentive bonus plan with a bonus target of 85 percent of base salary (“Target Bonus Amount”) and a maximum bonus opportunity of 200 percent of the Target Bonus Amount, based on the Company’s performance as measured against the same bonus criteria applied to other senior executives of the Company.

Mr. Shepherd is eligible to receive annual equity grants under the Company's 2014 Long-Term Incentive Plan (the “2014 LTIP”) consistent with the Company’s compensation program for other executives of the Company. The grant-date fair value of Mr. Shepherd’s annual equity grant for the 2019-2021 performance cycle will be $600,000, with a grant-type mix determined by the Committee and will be granted at the same time that annual grants for the same cycle are made to other executives.

In addition, Mr. Shepherd and the Company expect to enter into an employment agreement effective August 12, 2018, which provides for an initial one-year employment term with automatic renewals on each anniversary date for successive one-year periods unless either party provides the other party with 90 days’ prior notice of non-renewal.

Upon termination without Cause or resignation for Good Reason (not in connection with a change in control) (each as defined in the employment agreement), Mr. Shepherd would be entitled to:

●	Severance equal to one times the sum of (a) his base salary and (b) the 3-year average actual bonus for the three completed fiscal years immediately prior to the date of his termination, or shorter period if Mr. Shepherd does not have 3-year employment history (or, if he has been employed by the Company for fewer than three years, an amount equal to the average value of the annual bonuses that Mr. Shepherd has received during the period of his employment);

●	Continued medical, dental and vision benefits for 365 days post-termination at the same cost as active employees;
●	Outplacement assistance, at a cost to the Company not to exceed $12,000, for a period of up to 12 months; and
●	Equity awards treated as set forth in the 2014 LTIP and the applicable award agreements.

A notice of non-renewal provided by the Company to Mr. Shepherd will be treated as a termination of Mr. Shepherd’s employment without Cause (as defined in his employment agreement) as of the expiration of the employment term. Upon termination without Cause or resignation for Good Reason within 12 months after a Change in Control (as defined in his employment agreement) of the Company, Mr. Shepherd would be entitled to the same benefits as described in the immediately preceding paragraph, except that his severance would be equal to two times the sum of his base salary and target bonus. In addition, his employment agreement provides for the reduction of Change in Control payments to the maximum amount that could be paid to him without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code if a reduction would provide him with a greater after tax benefit than if payments were not reduced.

Any severance benefits paid would be subject to Mr. Shepherd’s execution (without revocation) of a general release of claims against the Company.

Pursuant to the terms of his employment agreement, Mr. Shepherd is subject to certain restrictive covenants, including the following, among others: non-disclosure of confidential information; non-disparagement; non-solicitation of customers, suppliers, employees, agents or independent contractors, which runs for one year following his termination of employment; and non-competition, which runs for one year following his termination of employment

 (d) Election of New Director

On August 8, 2018, the Board of Advance Auto Parts, Inc. appointed Nigel Travis to become an independent director of the Company, effective August 9, 2018. Mr. Travis will serve as a director until the next annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Travis’s compensation for his services as a non-employee director will be consistent with the Company’s compensation practices for non-employee directors described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 18, 2018, under the caption “Director Compensation.”

Mr. Travis, age 68, has been Executive Chairman of the Board for Dunkin’ Brands Group, Inc., a quick-service restaurant franchisor, since July 2018.  Previously, he served as Chief Executive Officer of Dunkin’ Brands from January 2009 to July 2018, and added the responsibility as Chairman of the Board in May 2013.  Previously, Mr. Travis served in executive leadership roles at various companies within the retail and restaurant industries.  He has served as a Director of Office Depot, Inc. since March 2012.

In connection with the appointment of Mr. Travis as a director, effective as of August 9, 2018, the size of Advance’s Board was increased from 10 members to 11 members.

Item 7.01 Regulation FD Disclosure.

On August 13, 2018, the Company issued a press release which contained the announcement of the appointment of Jeffrey W. Shepherd, the Company’s Executive Vice President, Chief Financial Officer, Controller and Chief Accounting Officer, effective August 12, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated August 13, 2018, issued by Advance Auto Parts, Inc.

Note: With the exception of the information contained in Item 5.02, the information contained in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: August 13, 2018	/s/ Jeffrey W. Shepherd
(Signature)
Jeffrey W. Shepherd
Executive Vice President, Chief Financial Officer,
Controller and Chief Accounting Officer